Exhibit 10.8

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

ASSET PURCHASE AGREEMENT

between

1.                                      Kenta Biotech Ltd., Wagistrasse 25, 8952 Schlieren, Switzerland

(“Seller”)

and

2.                                      Aridis Pharmaceuticals LLC, 5941 Optical Court, San Jose, CA 95138, USA

(“Buyer”)

Seller and Buyer individually and collectively referred to as “Party” or “Parties”

regarding the sale and purchase of Seller’s Assets as described herein

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

WHEREAS:

A.                                    Seller is a corporation (Aktiengesellschaft) duly incorporated in Schlieren (Canton of Zurich, Switzerland), registered under the identification number CH-035.3.035.876-2.  Seller’s principal purpose is research, development, manufacture and marketing of biotechnology and pharmaceutical products, particularly monoclonal antibodies, as well as the exploitation of intellectual property assets and immaterial property law similar assets (research projects, know-how).

B.                                    Buyer is a company duly incorporated under the laws of the State of California, USA, with registered address at 5941 Optical Court, San Jose, CA 95138.

C.                                    The Parties completed an unsigned “Non-Binding Outline of Proposed Terms” outlining the structure and the major terms and conditions of this asset deal.

D.                                    Pursuant to the terms and conditions of this Agreement, Seller intends to sell to Buyer and Buyer intends to purchase from Seller the Assets as further described herein.

NOW, THEREFORE, the Parties agree as follows:

1.                                      DEFINITIONS

“Agreement” shall mean this Agreement and its Exhibits.

“Assets” shall mean the Physical Assets, the Contracts and the Technology in the property of the Seller at Closing Date, but shall exclude any advance payments made by the Seller to a third party.

“Business Day” shall mean any day on which the commercial banks in Zurich are open for regular business transactions.

“CO” shall mean the Swiss Code of Obligations.

“Closing” shall mean the consummation of the transactions as set forth in Section 5 of this Agreement and “Closing Date” shall mean the date and time thereof.

“Liens” shall mean any liens, encumbrances, charges, pledges or other security arrangements, other than created by applicable law in the ordinary course of business.

“Purchase Price” shall mean the amount defined in Section 3 of this Agreement.

“Physical Assets” shall mean all physical assets owned or controlled by Kenta, including but not limited to cell lines, genes, antibodies, diagnostic assays and related documentation, which are related to Kenta’s MabIgX technology platform for hybridoma generation and its monoclonal antibodies targeting Staphylococcus aureus (SA), Pseudomonas

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended aeruginosa (PA), Acinetobacter baumannii (AB) and respiratory syncytial virus, including such Physical Assets as are specified in Schedule A existing on the Closing Date.

“Contracts” shall mean the contracts and agreements (including all rights and obligations thereunder), whether oral or written, which Seller has concluded and which pertain to the Assets, as listed in Schedule B attached hereto.

“Technology” shall mean all intellectual property, including but not limited to patents, patent applications, trademarks, knowhow, trade secrets, regulatory filings, clinical trials, clinical trial information, all supporting documentation and all other related intellectual property which are related to Kenta’s MabIgX technology platform for hybridoma generation and its monoclonal antibodies targeting Staphylococcus aureus (SA), Pseudomonas aeruginosa (PA), Acinetobacter baumannii (AB) and respiratory syncytial virus, including such Technology as is listed in Schedule C attached hereto.

“Signing” shall mean the signing of this contract as set forth in Section 4 and “Signing Date” shall mean the date and time thereof.

2.                                      SALE AND PURCHASE OF THE ASSETS

Subject to the terms and conditions defined herein, Seller hereby agrees to sell to Buyer the Assets by assigning and transferring the Physical Assets, Contracts and the Technology to Buyer and Buyer hereby agrees to purchase from Seller the Assets by accepting the sale, assignment and transfer of the Physical Assets, the Contracts and the Technology by way of singular succession.

3.                                      PURCHASE PRICE

The consideration for the Assets sold in accordance with Section 2 of this Agreement consists of a Fixed Purchase Price (according to Section 3.1) and Royalty Payments (according to Section 3.2) (the “Purchase Price”).

3.1.                            Fixed Purchase Price

Subject to the terms and conditions defined herein, Buyer agrees to pay to Seller by wire transfer to the account mentioned in Schedule 3.1 the aggregate amount of USD [***] divided into five installments and on the respective dates as described hereinafter:

•                                          [***] (payable on Signing Date);

•                                          [***] (payable 90 Business Days after Signing Date);

•                                          [***] (payable on Closing Date);

•                                          [***] (payable 60 Business Days after Closing Date);

•                                          [***] (payable 180 Business Days after Closing Date);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(the sum of the items listed in this Section 3.1 being referred to as the “Fixed Purchase Price”).

3.2.                            Royalty Payments

3.2.1.                  Determination of Royalty Payments

In addition to the Fixed Purchase Price, Buyer shall pay to Seller a Royalty Payment on Gross Licensing Revenue actually received by Buyer.  The amount of the Royalty Payments according to Section 3.2.2 shall be calculated on a diminishing scale as follows:

•                                          [***]

•                                          [***]

•                                          [***]

•                                          [***]

(each item listed above in this Section 3.2 being referred to as “Royalty Payment”).

In this context “Gross Licensing Revenue” shall mean all amounts received by Buyer in consideration for out-licensing of the Assets (including Physical Assets or Technology) to any third parties for commercial sale worldwide.  Gross Licensing Revenue shall exclude amounts received in consideration other than for license of the Assets, such as research reimbursement or equity investment.

Gross Licensing Revenue shall include net sales revenue of the Buyer for sale of products incorporating Assets although the royalty payment due shall be under a separate schedule as described here (this includes net sales made by the Buyer alone or in cooperation with a distributing, co-marketing or co-promotion partner, but it does not include net sales made by partners of Buyer to whom the Assets have been out-licensed by Buyer — for those partners Buyer shall pay royalties only on its Gross Licensing Revenue receipts from the third party partner and the royalty rates listed above apply): Where such net sales are received, Buyer shall pay to Seller a Royalty Payment equal to [***] of net sales (gross sales less customarily accepted shipping, insurance, taxes and similar usual deductions).  In this case the above mentioned diminishing scale is not applicable.  This clause does not apply where Assets have been sold to a third party as provided below, and that party thereafter receives such net sales.

In the case of the sale of the Assets to a third party, including a sale of the Assets in combination with other property of Buyer, the sale of the entire business of Buyer, or the sale of the business of Buyer in exchange for shares of a third party company, the following shall apply: Gross Licensing Revenue shall include the amounts received for sale of the Assets to the third party, or pro rata for that portion of the sale proceeds received due to the value of the Assets in such sale.  The amount received for sale shall include deferred payments like Royalty Payments, earn-out payments or any other payments to be made in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended future.  If shares are provided as consideration, Seller may receive the appropriate portion of shares (if only a part of the payment is made with shares, the Seller shall receive shares pro rata as to other consideration in the equal ratio as the Buyer).  If such shares are publicly traded, Seller may in lieu request the fair market value thereof at time of receipt.  In any such sale, Buyer shall use reasonable efforts to ensure that fair market value for Assets is received.  If a pro rata portion of such sale applies to Assets, Buyer shall describe in reasonable detail the sale to Seller, and accompany such description with reasonable description of the value of all components sold and the calculation used in the determination of the pro rata portion.  Such documentation shall also be subject to review pursuant to section 3.2.2 below.  In the event of any significant disagreement by Seller as to the assessment made, the parties shall first meet to attempt to determine a fair apportionment, and if no such apportionment can be made, the arbitration provisions below shall be activated.

In all such sales of Assets by Buyer, all royalty obligations under this Agreement shall cease, this Agreement shall terminate, and the third party purchaser shall thereafter be free to further license, sell product incorporating or based on, or otherwise exploit Assets without payment of further royalties hereunder.

3.2.2.                  Payment of Royalty Payments

Royalty Payments shall be paid by Buyer to Seller as follows:

(i)                                     regarding one time Gross Licensing Revenue (e.g. upfront payment regarding an out-licensing agreement payment, a milestone payment or a sale of Assets/IPR), within 90 Business Days after Buyer has received such payment;

(ii)                                  regarding regularly generated Gross Licensing Revenue (or net sales royalties, if applicable), on a quarterly basis, due 90 days after the conclusion of each calendar quarter of each year.

Each of these Royalty Payments to be made in cash, in USD, by wire transfer to the account of Seller according to Schedule 3.1.

Royalty Payments will be due to Seller for the following periods: (i) for products based upon Kenta’s monoclonal antibodies targeting Staphylococcus aureus (SA) or Pseudomonas aeruginosa (PA), the date which is the twentieth anniversary of the Closing Date; and (ii) for all other products incorporating Kenta Assets, the date which is the tenth anniversary of the Closing Date; except that (iii) if at any point the Royalty Payments (on Gross Licensing Revenue and net sales royalties combined; and including any Gross Licensing Revenue arising from sale of Assets as described above) paid by Buyer amount to a total cumulative sum of USD 50 million, all further royalty payments shall immediately cease and no further amounts shall be due.

Seller shall be responsible for all taxes, including VAT (if any), that occurs on the Royalty Payments.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

3.2.3.                  Expert

Buyer shall keep complete and accurate records in connection with the sale or licensing of the Assets or any portion thereof to third parties so as to permit Seller to confirm the accuracy of the determination of the Gross Licensing Revenue according to Section 3.2.1 (“Royalty Payment Calculation”).  Any books and records to be maintained by Seller under this Agreement shall be maintained in accordance with generally accepted accounting principles, consistently applied in its territory.

The accounts of Buyer must be made available to Seller to the extent necessary to verify the accuracy of the Royalty Payment Calculations within 90 days after the end of each calendar year or the respective business year of Buyer.

At the request of Seller, Buyer shall permit an independent, certified public accountant appointed by Seller and reasonably acceptable to Buyer, at reasonable times and upon reasonable notice, to examine those records as may be necessary to verify the Royalty Payment Calculations for any period.  Results of any such examination shall be made available to both Parties.  Seller shall bear the full cost of the performance of any such audit requested except as hereinafter set forth.

If, as a result of any inspection of the books and records of Buyer, it is shown that Buyer’s Royalty Payments to Seller under this Agreement were less than the amount that should have been paid, then Buyer shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within thirty (30) days after Seller’s demand therefore.  Furthermore, if the payments made were less than ninety percent (90%) of the amount that should have been paid during the period in question, Buyer shall also reimburse the Seller for the reasonable costs of such audit at the same time.

4.                                      SIGNING AND SIGNING DATE

The contract shall be signed in Schlieren on the May 10, 2013.

4.1.                            Signing Actions

The Buyer shall pay the first installment of the Fixed Purchase Price, meaning [***], to Seller, as set forth in article 3.1 in this agreement.  Within a reasonable time after signing, Seller shall provide access to the Buyer or a third party appointed by the Buyer (at Buyer’s discretion) to all documentation and data related to Assets (including all Contracts), and other reasonable assistance to Buyer as is necessary to enable Buyer to pursue financing related to the development of the Assets.

4.2.                            Conduct between Signing and Closing

a)                                     The Kenta KBSA301 clinical trial has been suspended and is on hold.  Between Signing and Closing of this Agreement, Seller shall maintain the clinical trial on hold without termination and therefore perform the necessary payments, provide

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended for IT services and for the Location and maintain the communication with the responsible authorities.  Furthermore Seller shall maintain sufficient Assets to properly terminate the trial if required, or if this Agreement is terminated during that time.

In case Buyer requires further assistance to maintain the Kenta KBSA301 clinical trial, the Buyer shall contact the present or former staff of Seller and Buyer shall agree on the respective terms and conditions directly with the required person.

b)                                     The Buyer shall pay 90 Business Days after Signing Date the second installment of the Fixed Purchase Price, meaning [***], to Seller, as set forth in article 3.1 in this agreement.

5.                                      CLOSING CONDITIONS, CLOSING ACTIONS AND DELIVERIES

5.1.                            Closing Conditions

The respective obligations of each Party to consummate the transactions contemplated in this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following condition precedent:

a)                                     Buyer has paid second installment, can make the Closing Date installment, and has secured or can demonstrate a reasonable expectation to be able to secure (for example, through a financing letter of intent) all the outstanding installments of the Fixed Purchase Price;

b)                                     Buyer continues reasonable best efforts to secure funds for the remainder of the completion of the clinical trial currently on hold;

c)                                      There are no judgments or orders outstanding or suits or actions filed which enjoin or threaten to enjoin the consummation of the transactions contemplated in this Agreement;

d)                                     If one of the Closing Conditions are not fulfilled and not waived by the other Party, this Agreement shall be automatically terminated without any further payments or obligations of either Party.

5.2.                            Closing and Closing Date

The transactions contemplated in this Agreement shall be consummated 180 Business Days after Signing or, to the extent legally possible, waiver by the Parties of the conditions precedent set forth in article 5.1 of this Agreement, or at any other date mutually agreed by the Parties, by simultaneously performing the actions and deliveries set forth in Section 5.3 until 5.4 of this Agreement (“Closing Date”).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

5.3.                            Seller’s Closing Actions and Deliveries

At Closing Date Seller shall:

a)                                     assign and transfer the Physical Assets to Buyer and for such purpose execute any other instruments and documents necessary to validly transfer the Assets to Buyer;

b)                                     assign and transfer the Contracts to Buyer, at the option of and pursuant to instructions as provided by Buyer;

c)                                      assign and transfer to Buyer the Technology and for such purpose execute the instruments and documents necessary to validly assign and transfer the IPR to Buyer.

5.4.                            Buyer’s Closing Actions and Deliveries

At Closing Date Buyer shall:

a)                                     pay the third installment of the Fixed Purchase Price, meaning [***], to Seller;

b)                                     duly execute any agreements necessary regarding the transfer of the Assets.

5.5.                            Further Actions and Delivery

The Buyer shall use reasonable business efforts in its development of the Assets to maximize the outcome of the business related to the Assets (e.g. Gross Licensing Revenue).

5.6.                            Concurrent Actions

The actions described in Section 5.3 until 5.4 shall be deemed to take place concurrently.

6.                                      NO TRANSFER OF LIABILITIES

This is a contract for the purchase of Assets by Buyer.  No transfer of business risk, operations risk, or existing liabilities of the business of Seller is intended or made hereunder unless specifically noted herein.  Buyer does not take over or assume any liabilities, whatever their nature, whether contingent or otherwise from Seller.  Seller shall hold Buyer harmless from, and indemnify Buyer, against any losses and liabilities arising from the transferred Assets, if any, if and to the extent that such losses and liabilities relate to matters up to and including the Closing Date.  Any losses or liabilities up to the Closing Date relating to the Physical Assets, the Contracts and the Technology or any other matter related to the transfer of Assets contemplated by this Agreement shall be borne exclusively by Seller, irrespective of the fact that any such losses or liabilities may have been transferred by operation of law to Buyer.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

7.                                      WARRANTIES & GUARANTEES OF SELLER

Seller hereby provides for the following warranties and guarantees to Buyer:

7.1.                            Authorizations

Seller warrants to Buyer that he is fully authorized and empowered to enter into this Agreement and that the entering into the Agreement and the performance of their respective obligations under the Agreement will not violate any agreement or regulation.

7.2.                            Assets

Seller has sole and valid title to the Assets which are free and clear of any liens.  The Assets have been properly maintained in accordance with past practice and are in good working condition, and in particular to Seller’s best knowledge there are no known safety issues related to any Assets, no data to suggest or imply lack of efficacy, safety issues, or the potential for serious adverse events in any clinical trial related to the Assets, including that there are no reported serious adverse events considered by the investigators related to the study drug KBSA301.

7.3.                            Contracts

The Contracts are valid and binding on Seller and, to the best knowledge of Seller, the counterparties thereto, and are in full force and effect.  Seller is not in breach or material default under any of the Contracts to which it is a party.  Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will terminate or give rise to any right of the respective counterparty to terminate, not automatically renew, accelerate or modify, or require the consent of the respective counterparty to the transfer of, any of the Contracts.

Furthermore, neither the execution of this Agreement nor the consummation of the transactions contemplated herein will result in or give rise to any additional right or entitlement of the respective counterparty to increased, additional or accelerated payments under any of the Contracts, result in the creation or imposition of any liens upon any of the Assets under the terms of any of the Contracts, or result in any restriction on Seller’s rights under any of the Contracts.

7.4.                            Intellectual Property Rights

Seller is registered owner of or, as the case may be, has valid title to the Assets including the Technology.  As used by Seller in its territories, the Technology does not, until the Closing Date, infringe the intellectual property rights of any third party and to the best of Seller’s knowledge no third party has infringed the Technology.

Until the Closing Date, the development of the Assets as conducted in its territories does not conflict with, infringe, misappropriate or otherwise violate the intellectual property rights or other proprietary rights of any third party.  To the best of Seller’s knowledge,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Buyer will be entitled to use all intellectual property rights necessary to develop the Assets until the Closing Date.

7.5.                            Litigation

There are no legal actions or proceedings pending or threatened against Seller relating to, or arising out of, the Assets which could have a material adverse effect on the Assets.

7.6.                            Taxes and Charges

There are no tax liabilities or charges for periods up to the Closing Date, including but not restricted to VAT liabilities, connected with or attached to the Assets in a way that Buyer may be held liable for such tax liabilities or charges or that the tax authorities may claim for a lien over such assets or contracts.

7.7.                            Data, Files and Records

All material data, files, records and archives relating to the Assets are owned and maintained by and in the possession of Seller in accordance with applicable legal requirements.

7.8.                            No Material Adverse Change

Between April 1, 2013, and the Closing Date, Seller has:

a)                                     not made any material changes in the Physical Assets, Contracts or Technology or other than changes in the ordinary course of business;

b)                                     not made any changes which are likely to have a materially detrimental effect on the Assets;

c)                                      not materially amended or terminated any Contract, other than in the ordinary course of business;

d)                                     has maintained all patent applications or patents without forfeiture or abandonment of rights.

8.                                      WARRANTIES & GUARANTEES OF BUYER

Buyer hereby provides for the following warranties and guarantees to Seller:

8.1.                            Authorizations

Buyer warrants to Seller that he is fully authorized and empowered to enter into this Agreement and that the entering into the Agreement and the performance of their respective obligations under the Agreement will not violate any agreement or regulation.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

8.2.                            Financing

Buyer has all funds necessary to finance itself the payment of the Purchase Price, whether exclusively by its own means or with a partial external financing available to Buyer.

9.                                      REMEDIES, LIMITATION AND EXCLUSION OF LIABILITY

9.1.                            Indemnity

In case of a breach of a representation and warranty by Seller, Seller shall within the limitations set forth in article 4 of this Agreement remedy such breach within forty-five (45) days after being duly notified in writing thereof.  If such remedy is not possible or successful, Seller shall pay to Buyer the amount which is necessary to establish the state described in such representation and warranty, including compensation for any Losses caused by such breach, except for any lost profits or goodwill.

9.2.                            Term of Representations and Warranties

The representations and warranties set forth in Section 8 of this Agreement shall continue in effect until eighteen (18) months after the Closing Date.

9.3.                            Limitations and Exclusions of Liability

Seller shall have no obligation to pay any compensation or damages for a breach of a representation and warranty unless the amount of any single claim raised by Buyer exceeds USD 50,000.00 or the cumulative value of claims exceeds USD 100,000 (“De minimis”).  Seller’s total liability for breaches of representations and warranties shall be limited to the Fixed Purchase Price (“Cap”).

Seller shall not be liable in respect of a claim by Buyer for a breach of a representation and warranty:

a)                                     If and to the extent the matter giving rise to a claim has been fairly and adequately disclosed to Buyer; or

b)                                     If and to the extent Buyer is entitled to claim compensation for any Losses from a third party (no double dip); or

c)                                      If and to the extent any Losses were caused by the fact that Buyer has failed to mitigate the Losses caused by a breach of a representation and warranty.

9.4.                            Procedure with Third Parties and Authorities

If a breach of a representation and warranty arises because any authority or other third party raises claims against Buyer or if Buyer in connection with such a breach has to enforce any rights or claims against such authority or other third party, any negotiations and proceedings required shall be carried out upon consultation with Seller and, upon Seller’s

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended request and at Seller’s expense, with the good faith participation of Seller’s counsel.  Buyer may in any event not settle any such claims without Seller’s prior written consent which shall not be unreasonably withheld, it being understood that Seller shall respond to Buyer’s request for consent within 20 days or such shorter period as a competent authority may set, failing which consent shall be deemed given the Business Day after expiry of such period.

9.5.                            Exclusive Remedies

Buyer shall exclusively have the remedies provided for in this Agreement including claims for specific performance.  Any other claims of Buyer against Seller as well as claims asserted by Buyer against Seller on the basis of other legal provisions, including damages, remedies under the theory of culpa in contrahendo, enrichment law, or any statutory warranty, in particular the remedies of rescission (Wandlung) and reduction of purchase price (Minderung) are hereby expressly excluded.

Buyer hereby confirms that all facts relevant for Buyer in the sense of Article 24 of the Swiss Code of Obligations are covered by the representations and warranties made by the Seller in Section 7 of this Agreement; as a result, Buyer explicitly waives the right to rescind this Agreement under Article 24 of the Swiss Code of Obligations.

10.                               COVENANTS

10.1.                     Taxes and other Charges

10.1.1.           Taxes caused by the Business

Any taxes arising from or with respect to the Physical Assets, the Contracts or the Technology or arising from or with respect to any operations of the Business prior to the Closing Date shall be borne by Seller.

10.1.2.           Transfer Taxes, Charges, Duties and Fees

Each party shall bear its own transfer taxes, charges, duties or fees caused by the transfer of the Physical Assets, the Contracts or the Technology.

11.                               TERM AND TERMINATION

11.1.                     Term

This Agreement shall enter into effect upon signature of both Parties at Signing Date.

This Agreement shall remain effective until the Royalty Payment obligations under section 3.2.1 have expired.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

12.                               MISCELLANEOUS

12.1.                     Costs and Fees

Each Party shall bear its own fees and expenses of its counsel and advisors (including, without limitation, notary and register fees and expenses and related lawyer’s fees).

12.2.                     Notices

Any notice, request, instruction or other document deemed by either Party to be necessary or desirable to be given to the other Party, shall be in writing and shall be sent by registered mail or facsimile followed by registered mail addressed as follows:

If to Buyer:                                                                                Kenta Biotech Ltd.
Dr. Franco Merckling
Wagistrasse 25
8952 Schlieren
Switzerland

If to Seller:                                                                                    Aridis Pharmaceuticals LLC
Dr. Vu L. Truong
5941 Optical Court San Jose
CA 95138, USA

Each Party may at any time change its address by giving notice to the other Party in the manner described above.  All notices shall be effective upon receipt (in case of email followed by registered mail/DHL).

12.3.                     Entire Agreement; Amendments

This Agreement embodies the entire agreement between the Parties with respect to the transactions contemplated herein, and there have been and are no agreements or understandings between the Parties other than those set forth or provided for herein.  It supersedes the “Non-Binding Outline of Proposed Terms”.

This Agreement may be amended only in writing through a document duly signed by the Parties.

12.4.                     No Waiver

The failure of any of the Parties to enforce any provision of this Agreement or any rights with respect thereto shall in no way be considered as a waiver of such provision or rights or in any way to affect the validity of this Agreement.  The waiver of any claim for breach of this Agreement by any of the Parties shall not operate as a waiver of any claim pertaining to another, prior or subsequent breach.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

12.5.                     Assignment

Except as set forth hereunder, neither of the Parties shall assign this Agreement or any rights or obligations to any third party without the consent of the other Party provided however that any assignment to an affiliated company or to the shareholders of a Party shall be possible without prior consent of the other Party.

12.6.                     Binding on Successors

All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns except as set forth herein.

12.7.                     Severability; Good Faith

Should any part or provision of this Agreement be held to be invalid or unenforceable by any competent court, governmental or administrative authority having jurisdiction, the other provisions of this Agreement shall nonetheless remain valid.  In such case, the Parties shall endeavour to negotiate a substitute provision that best reflects the economic intentions of the Parties without being invalid or unenforceable, and shall execute all instruments and documents required to this effect.

12.8.                     Confidentiality

The Parties agree to keep the terms and conditions of this Agreement confidential subject to requirements by law or by authorities; however, Buyer may disclose details regarding the Agreement and the Assets in communications, websites, and otherwise as necessary to support its financing efforts related to development of the Assets.

13.                               GOVERNING LAW AND JURISDICTION

13.1.                     Governing Law

This Agreement, and any other agreements to be entered into under this Agreement, shall be subject to and governed by Swiss substantive law to the exclusion of the rules set forth in the United Nations Convention on the International Sale of Goods.

13.2.                     Arbitration

All disputes arising out of or in connection with this Agreement and the annexes, including its validity, performance and termination, shall be settled as follows:

a)                                     The Parties shall first use reasonable business efforts to resolve such dispute among themselves.  The Parties agree to meet face-to-face to discuss the issues and attempt, in good faith, to negotiate an amicable resolution.  Such meeting will happen at a place mutually agreed, not later than 30 days after written notice of a dispute is served by one Party upon the other.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

b)                                     If the Parties fail to achieve a resolution within 60 days of the initiation of the dispute resolution process, the dispute shall be solely and finally settled by a sole arbitrator in accordance with the Rules of International Arbitration of the Swiss Chambers of Commerce.  The place of arbitration shall be Zurich.  The arbitral tribunal shall conduct the proceedings in English.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

SCHEDULES

Schedule A

List of Physical Assets

All physical assets owned or controlled by Kenta, including but not limited to cell lines, genes, antibodies, diagnostic assays and related documentation, related to:

•                                          MabIgX technology platform (unique fusion cell line for human hybridoma generation);

•                                          KBSA301 master cell bank, preclinical and (preliminary) clinical data;

•                                          KBSA301 GMP study material;

•                                          KBPA101 master cell bank, preclinical and clinical data (phase 2a);

•                                          KBPA102-104 (human monoclonal antibodies against the other most prevalent PA serotypes) preclinical data;

•                                          Rapid PA serotype-specific companion diagnostic kit;

•                                          KBAB401 (preliminary human monoclonal antibody leads against AB) and validated antibody or vaccine targets of AB;

•                                          KBRV201 (human monoclonal antibody to prevent respiratory syncytial virus (RSV) infections) preclinical data showing superiority vs. Astra Zeneca’s marketed product (Synagis).

KBPA101 - KBPA104

Cell lines (MCB, RCB and cell lines)

Cell lines	Location
KBPA101 hybridoma MCB (approx. 100 vials)	Sanquin Pharmaceutical Services SPS, Amsterdam, NL
KBPA102 hybridoma	Kenta Biotech, Schlieren, CH
KBPA103 hybridoma	Kenta Biotech, Schlieren, CH
KBPA104 hybridoma	Kenta Biotech, Schlieren, CH

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Cell lines	Location
CHO-KBPA102	Kenta Biotech, Schlieren, CH
CHO-KBPA103	Kenta Biotech, Schlieren, CH
CHO-KBPA104	Kenta Biotech, Schlieren, CH
Anti-ID KBPA101	Kenta Biotech, Schlieren, CH
Anti-ID KBPA102	Kenta Biotech, Schlieren, CH
Anti-ID KBPA103	Kenta Biotech, Schlieren, CH
Anti-ID KBPA104	Kenta Biotech, Schlieren, CH
Mock-KBPA101-hybridoma (non-producer)	Kenta Biotech, Schlieren, CH
Mock-KBPA103-hybridoma (non-producer)	Kenta Biotech, Schlieren, CH
Mock-KBPA104-hybridoma (non-producer)	Kenta Biotech, Schlieren, CH

Reagents

All remaining reagents stored at 2-8C, -20C and -80C, including remaining GMP-clinical material (KBPA101), sera and samples from animal and human studies (see document “Freezer Content”) as well as reagents for diagnostic kit;

Sera and clinical isolates from phase I and phase IIa clinical trial (stored at Kenta Biotech, Schlieren).

KBSA301

Cell lines (MCB, RCB and cell lines)

Cell lines	Location
KBSA301 hybridoma cell line 243-5 MCB	Bioreliance, US and UK

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Cell lines	Location
KBSA301 hybridoma cell line 243-5 RCB	Kenta Biotech, Schlieren, CH
Anti-ID KBSA301 cell line	Kenta Biotech, Schlieren, CH
SA-243 Mock cell line	Kenta Biotech, Schlieren, CH

Reagents

All remaining reagents stored at 2-8C, -20C and -80C, including rejected GMP-clinical material (KBSA301), placebo, sera and samples from animal and human studies (see document “Freezer Content”).

KBRV201

Reagents

All remaining reagents stored at 2-8C, -20C and -80C.

Reagents for KBRV201 include expression vectors for production of intact KBRV201 antibody by transient transfection of mammalian cell lines.

KBAB401

Cell lines (MCB, RCB and cell lines)

Cell lines	Location
All KBAB401 hybridoma and LCL cell lines (uncharacterized)	Kenta Biotech, Schlieren, CH

Reagents

All remaining human PBLS stored in LN2 and all patient sera stored at -20C (see document “Freezer Content”).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

General

Cell lines

Cell lines	Location
LA55 fusion partner cell line (RCB)	Kenta Biotech, Schlieren, CH
HL60 phagocytic cell line	Kenta Biotech, Schlieren, CH
B95-8 EBV secreting cell line	Kenta Biotech, Schlieren, CH
EL4-B5 murine feeder cell line	Kenta Biotech, Schlieren, CH
Patients PBL	Kenta Biotech, Schlieren, CH
Commercially available cell lines (Jurkat, HEK293, etc.)	Kenta Biotech, Schlieren, CH	See list of LN2 storage tank
Kenta Biotech, Schlieren, CH
Kenta Biotech, Schlieren, CH

Reagents

All remaining reagents stored at 2-8C, -20C and -80C (see document “Freezer Content”), including clinical isolates of viruses (RSV) and bacteria (P. aeruginosa, S. aureus, A. baumannii);

Patients sera and clinical isolates (BAL, ETA and sputum) from all research activities.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule B

List of Contracts

KBSA301-001 FIH CT

Operational Partner:

•                  ORION Clinical Services Limited, 7 Bath Road, Slough, England SL1 3UA

•                  Fisher Clinical Services Switzerland, Steinbühlweg 69, 4123 Allschwil / Switzerland

•                  Cenduit LLC, Chelsea Place, 1007 Slater Road, Suite 301, Durham, NC 27703, USA

•                  Eurofins Medinet B.V., Bergschot 71, 4817 PA, Breda, the Netherlands

Details:

Partner	Title	Effective date
ORION	Amendment No 5 to Work Order 001	expected
	Amendment No 4 to Work Order 001	Mar 27, 2013
	Amendment No 3 to Work Order 001	Mar 26, 2013
	Amendment No 2 to Work Order 001	Feb 1, 2013
	Amendment No 1 to Work Order 001	Feb 1, 2013
	Work Order 001	Feb 1, 2012
	Master Study Agreement	Dec 8, 2011
Fisher	Order 7, Vers. 2; FCS No 205523, Quote relabeling	May 21, 2012
	Order 1, Vers. 2; FCS No 207727, Quote LN2 storage, back ups	May 14, 2012
	Order 4, Vers. 2; FCS No 205523, Quote Logistics	Feb 1, 2012
	Order 6, Vers. 1; FCS No 205523, Quote Label- and Packaging	Jan 31, 2012
	Responsibilities Agreement (GMP)	Nov 18, 2010
Cenduit	IRT Change Order Pricing	Mar 27, 2012
	Individual Project Agreement	Feb 24, 2012
	IRT Pricing Proposal	Feb 15, 2012

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Partner	Title	Effective date
	Master Project Agreement	Dec 20, 2011
Eurofins	Change Order 1 to Study Agreement	Apr 11, 2012
	Study Agreement	Dec 20, 2011
Clinical Sites	Cliniques Universitaires St Luc, 10 avenue Hippocrate, 1200 Brussels, Belgium	Jun 12
	Clinique Saint-Pierre 9, Avenue Reine Fabiola, 1340 Ottignies, Belgium	Jun 12
	University Hospital of Liege, CHU Sart Tilman, Avenue de I’Hopital, n°1, 4000, Liege, Belgium	Jun 12
	University Hospital Mont-Godinne, Avenue Docteur G. Therasse 1, 5530 Yvoir, Belgium	Jun 12
	Le Centre Hospitalier Universitaire de Limoges, 2 Avenue Martin Luther King, 87 042 Limoges Cedex, France	Mar 12
	Le CENTRE HOSPITALIER VICTOR DUPOUY 69, rue du Lieutenant Colonel Prudhon, 95107 Argenteuil, France	Apr 12
	Le CENTRE HOSPITALIER REGIONAL ET UNIVERSITAIRE DE TOURS, 2 boulevard Tonnelle, 37044 Tours Cedex, France	Apr 12
	I’Hopital Louis Mourier, 178, rue des Renouillers, 92700 Colombes, France	May 12
	CHD Les Oudairies, 85925 La Roche Sur Yon Cedex 9	Apr 12
	Centre Hospitalier Universitaire de DIJON, 1, bd Jeanne d’Arc, BP 77908, 21079 Dijon Cedex, France	Jun 12
	Le CENTRE HOSPITALIER UNIVERSITAIRE de NANTES, 5 allee de I’Ile Gloriette, 44093 Nantes, Cedex 1, France	May 12
	I’Hopital de Ia source 14, avenue de I’hopital - CHR Orleans - BP, 86709 - 47067 Orléans Cedex, France	Apr 12
	UNIVERSITE CLAUDE BERNARD LYON 1, 69100 Villerbanne, France	Aug 12
	CENTRE HOSPITALIER D’ANGOULEME, 16470 Saint-Michel, France	Jul 12

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Partner	Title	Effective date
	CHU Angers, 4 rue Larrey, 49933 Angers cedex, France	Sep 12
	Hospital Universitari Vall d’Hebron, Passeig Vall d’Hebron 119-129 , 08035 Barcelona, Spain	Jun 12
	Hospital Universitario de Bellvitge (HUB) , C/ Feixa Llarga, s/n de Hospitalet de Llobregat, 08907 Llobregat, Spain	May 12
	Doctor Negrin University Hospital of Gran Canaria c/ Bar- ranco de la Ballena s/n 35010, Las Palmas, Spain	Jul 12
	Son Espases Hospital, Ctra Valldemossa 79, 07010 Palma — Balearic Islands, Spain	Jul 12
	HOSPITAL Universitario de Getafe, Ctra. de Toledo, Km. 12,500, Getafe de Madrid, Spain	Nov 12
	HOSPITAL UNIVERSITARIO LA PAZ, Pº. Castellana 261, Madrid, 28046, Spain	Jun 12
	Hospital Universitario Marqués de Valdecilla, Avenida de Valdecilla s/n. 39008-Santander, Spain	Jul 12
	LA FUNDACION PARA EL FOMENTO DE LA INVESTIGACION SANITARIA Y BIOMEDICA DE LA COMUNIDAD VALENCIANA (FISABIO) C/ Micer Masco No. 31, 46010 -Valencia, Spain	Jul 12
Data Monitoring Committee	Prof Steven Michael Opal, USA	May 10
	Prof Jean Chastre, France	Jan 12
	Dr Philippe Eggimann, Switzerland	Oct 11

Schedule C

Technology

Documentations (all located at Kenta Biotech, Schlieren, CH) KBPA101 - KBPA104

•                  All preclinical reports and R&D reports for the KBPA101-104 research projects (electronic and hard copies)

•                  All regulatory documents for the KBPA101-104 projects (electronic and hard copies)

•                  All clinical documents for the KBPA101 project (phase I and phase II), (electronic (if available) and hard copies), including trials-master-files and case-report-forms (only hard copies)

•                  All documents, reports and SOP regarding the diagnostic kit

•                  All raw data stored electronically related to KBPA101 — KBPA104

KBSA301

•                  All preclinical reports and R&D reports for the KBSA301 research projects (electronic and hard copies)

•                  All regulatory documents for the KBSA301 projects (electronic and hard copies)

•                  All clinical documents for the KBSA301 project (ongoing phase I/II studies), (electronic (if available) and hard copies)

•                  All raw data stored electronically related to KBSA301

KBRV201

•                  All R&D reports for the KBRV201 research project (electronic and hard copies)

•                  All raw data stored electronically related to KBRV201

KBAB401

•                  All preclinical reports and R&D reports for the KBAB401 research project (electronic and hard copies)

•                  All raw data stored electronically related to KBAB401

General

•                  All lab journals (hard copies and electronic scans, if available)

•                  All relevant reports to cell line characterization of LA55 in hard copies and electronic forms (if available)

•                  All documentation to FCS used in research projects

•                  SOP related to R&D and clinical activities at Kenta Biotech

•                  Marketing & commercial and financial projections, presentations, competitive analysis documents & information

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

IPR

Until the closing of the Asset Purchase Agreement Kenta will ensure the maintenance of the IPR estate related to KBSA301 and KBAB401 and do all necessary payments to competent authorities and offices as required (cost covered by payments mentioned in this agreement).  Regarding the IPR estate related to the KBPA Franchise Kenta will consult Aridis on a case-by-case level and make the decisions accordingly (cost not covered under this agreement).  Status of IP Rights as of May 7th, 2013.

Patents, Licenses, Trademarks and Domains of Kenta Biotech AG

Kenta Biotech is focusing on the discovery and development of innovative, fully human monoclonal antibodies for the life-saving treatment of patients with serious infectious diseases.

For the identification and isolation of the monoclonal antibodies, the company is using its proprietary MabIgX technology platform that enables the generation of an advanced class of fully human monoclonal antibodies that are expected to have superior safety and efficacy profiles.

Kenta`s patent portfolio currently consists of 6 patent families: three patent families are related to human monoclonal antibodies specific for Lipopolysaccharides (LPS) of three different Pseudomonas aeruginosa serotypes, one patent application refers to assays and kits for serotyping Pseudomonas aeruginosa, one patent family is related to a human monoclonal antibody specific for alpha-toxin of Staphylococcus aureus.  Recently a patent application was filed claiming “Novel targets of Acinetobacter baumannii”

The IP portfolio consists further of trademarks and domains (see table below).

Kenta Biotech’s representatives:

European patent attorneys:	Corresponding US patent attorneys:

Grünecker, Kinkeldey & Schwanhäusser	Riverside Law
Leopoldstr. 4	300 Four Falls Corporate Center, Suite 710
D 80802 München	300 Conshohocken State Road
Dr. Heike Vogelsang-Wenke	West Conshohocken, PA 19428
Phone: +49-89-212350	Dr. Kathryn Doyle
Fax: +49-89-220287	Phone: 001-215-268-3888
vogelsang-wenke@grunecker.de	(all correspondence via Grünecker et al)

Trademark attorneys:

Kellerhals Attorneys at Law
Dr. Beat Brechbühl
Effingerstrasse 1
Post Box 6916
CH 3001 Bern

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Phone: +41-58 200 3500
Fax: +41-58 200 3511

On behalf of SELLER:

/s/ Dr. Kuno Sommer	/s/ Hans-Beat Gurlter
Dr. Kuno Sommer	Hans-Beat Gurlter

On behalf of BUYER:

/s/ Dr. Vu L, Truong	/s/ Dr. Eric Patzer
Dr. Vu L, Truong	Dr. Eric Patzer